UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2009

Opexa Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

001-33004	76-0333165
(Commission File Number)	(I.R.S. Employer Identification No.)
2635 N. Crescent Ridge Drive The Woodlands, Texas	77381
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

Effective April 14, 2009, the Company closed on an initial tranche of a private offering of secured convertible notes and warrants (the “Units”) for gross proceeds of $1,101,000. The notes mature April 14, 2011 and are secured by all of the Company’s tangible and intangible assets excluding those particular fixed assets securing the Company’s equipment line with Wells Fargo, N.A. The notes accrue interest at a 10% rate, compounded annually, and the interest is payable at maturity in either cash or common stock (at the same conversion price as described below) at the Company’s option. The notes are convertible into common stock, at the option of the holders, at a price of $0.50 per share. Additionally, subject to the satisfaction of certain conditions, the notes are mandatorily convertible at the Company’s option, during their term at a conversion rate of $0.50 per share.  The required conditions are: (1) the Company enters into an agreement that will fund a Phase IIb or Phase III clinical trial for the further development of Tovaxin; (2) the Company's common stock trades at a price greater than or equal to $1.00 per share for twenty consecutive trading days; and (3) the Company has an effective registration statement on file with the Securities and Exchange Commission for the re-sale of the shares of common stock issuable upon conversion of the notes.  The warrants expire on April 14, 2013 and are exercisable to purchase 1,101,000 shares of common stock at an exercise price of $ 0.75 per share.  The Company additionally granted demand registration rights to the investors in this offering.  In connection with the offering, the Company will pay Cambria Capital, LLC $41,600 in sales commissions, reimburse for costs associated with the placement of the Units and issue four-year warrants to acquire 87,360 shares of common stock exercisable at $0.75 per share.

In connection with this offering of the convertible promissory notes and series G warrants, the Company is filing Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 99.2 as part of this Current Report on Form 8-K.

Item 2.02       Results of Operations and Financial Condition

The Company intends to use the net proceeds of this transaction for working capital purposes.  Management believes that these proceeds will be sufficient to meet projected operating and capital expenditures through August 2009.

On April 15, 2009 Registrant filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. On April 16, 2009, Registrant announced its results of operations in a press release. A copy of the press release announcing the results is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 3.02       Unregistered Sales of Equity Securities

As more fully described in Item 1.01, the Company issued a principal amount of $1,101,000 of secured convertible notes and warrants to purchase 1,101,000 shares of Company common stock to an aggregate of 28 “accredited investors” as such term is defined in Rule 501 under the Securities Act of 1933 (the “Act”).  The Company received gross proceeds of $1,101,000 (net proceeds of $1,059,400, after deducting sales commissions) from the private placement.

The offers and sales were made without registration under the Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws. The issuance of the Company’s secured convertible notes and the warrants did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about us in order to make an informed investment decision; having received representations to this effect, we believe that each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D; and no advertising or general solicitation was made in connection with the sale and issuance of the Company’s secured convertible notes and warrants.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On April 14, 2009 Opexa Therapeutics, Inc (“Company”) entered into a one year employment agreement effective April 1, 2009, with Donna R. Rill pursuant to which she will serve as Senior Vice President of Operations (“Employment Agreement”) replacing the prior year Employment Agreement which expired on March 31, 2009. Pursuant to the Employment Agreement, Ms. Rill will be paid as compensation an annual salary of $200,000. In addition, the Company is providing Ms. Rill with the Company’s standard benefits and insurance coverage as generally provided to its employees.

Item 9.01.      Financial Statements and Exhibits

          (c)       Exhibits

The following exhibits are to be filed as part of this 8-K:

Exhibit No.	Identification of Exhibit

10.1	Unit Purchase Agreement dated April 14, 2009
10.2	10% Convertible Promissory Note dated April 14, 2009
10.3	Registration Rights Agreement dated April 14, 2009
10.4	Form of Series G Warrant dated April 14, 2009
10.5	Security Agreement dated April 14, 2009
10.6	Employment Agreement dated April 14, 2009, between the Company and Donna R. Rill
99.1	Press Release dated April 16, 2009
99.2	Press Release dated April 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

DATE:	April 15, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	Unit Purchase Agreement dated April 14, 2009
10.2	10% Convertible Promissory Note dated April 14, 2009
10.3	Registration Rights Agreement dated April 14, 2009
10.4	Form of Series G Warrant dated April 14, 2009
10.5	Security Agreement dated April 14, 2009
10.6	Employment Agreement dated April 14, 2009, between the Company and Donna R. Rill
99.1	Press Release dated April 16, 2009
99.2	Press Release dated April 16, 2009